                                                                     Exhibit 4.7
________________________________________________________________________________


                   VARIABLE FUNDING NOTE PURCHASE AGREEMENT

                                  dated as of

                               December 22, 2000

                                 by and among
                                 ------------

                          WORLD OMNI FINANCIAL CORP.
                                 as Servicer,

                        WORLD OMNI MASTER OWNER TRUST,
                                  as Issuer,

                     PARK AVENUE RECEIVABLES CORPORATION,
                              as Conduit Investor

                           THE CHASE MANHATTAN BANK,
        as Funding Agent, PARCO Administrative Agent and as an APA Bank

                                      and
                                      ---

                              THE OTHER APA BANKS
                       FROM TIME TO TIME PARTIES HERETO

                                with respect to

               $150,000,000 of the World Omni Master Owner Trust
                          2000-VFN Asset Backed Notes


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

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
                                                  ARTICLE I Definitions

SECTION 1.01.     Defined Terms.........................................................................................     2
SECTION 1.02.     Terms Generally.......................................................................................    11
SECTION 1.03.     Computation of Time Periods...........................................................................    12

                                                  ARTICLE II Purchase of VFNs; the Facility

SECTION 2.01.     Purchase of the VFNs..................................................................................    13
SECTION 2.02.     Facility..............................................................................................    13
SECTION 2.03.     Variable Funding Advances.............................................................................    14
SECTION 2.04.     Funding of Borrowings.................................................................................    15
SECTION 2.05.     Termination and Reduction of Commitments
                  and Maximum Funded Amount.............................................................................    16
SECTION 2.06.     VFNs..................................................................................................    16
SECTION 2.07.     Non-Renewing APA Banks; Defaulting
                  APA Banks.............................................................................................    16
SECTION 2.08.     Calculation of Monthly Interest.......................................................................    18

                                                  ARTICLE III  Representations and Warranties

SECTION 3.01.     Representation and Warranties.........................................................................    19
SECTION 3.02.     Information from the Servicer.........................................................................    20
SECTION 3.03.     Reaffirmations of Issuer and Servicer.................................................................    20
SECTION 3.04.     Amendments............................................................................................    21

                                                   ARTICLE IV   Conditions

SECTION 4.01.     Conditions Precedent to Initial Purchase..............................................................    22
SECTION 4.02.     Each Variable Funding Advance.........................................................................    23

                                                   ARTICLE V    Covenants of the Servicer

SECTION 5.01.     Funding Costs.........................................................................................    25
SECTION 5.02.     Taxes on Payments.....................................................................................    27
SECTION 5.03.     Limited Recourse to Issuer............................................................................    28
SECTION 5.04.     Costs, Expenses and Taxes.............................................................................    28

                                                   ARTICLE VI   The Funding Agent

SECTION 6.01.     Limitation of Liability...............................................................................    30

                                                   ARTICLE VII  Miscellaneous

SECTION 7.01.     Assignment............................................................................................    31
SECTION 7.02.     Notices...............................................................................................    32
SECTION 7.03.     Waivers; Amendments...................................................................................    33
SECTION 7.04.     Indemnities by the Issuer.............................................................................    34
SECTION 7.05.     Survival..............................................................................................    35
SECTION 7.06.     Counterparts; Integration; Effectiveness..............................................................    35
SECTION 7.07.     Severability..........................................................................................    36
SECTION 7.08.     Governing Law; Jurisdiction; Consent to Service of Process;
                  Waiver of Jury Trial..................................................................................    36
SECTION 7.09.     No Bankruptcy Petition against the Issuer or PARCO....................................................    37
SECTION 7.10.     Benefits of Indenture.................................................................................    37
SECTION 7.11.     Headings..............................................................................................    37
SECTION 7.12.     No Recourse Against PARCO, etc........................................................................    37
SECTION 7.13.     Waiver of Confidentiality.............................................................................    38

                                                                           Page
                                                                           ----

                                                                                                                           Page
                                                                                                                           ----
SECTION 7.14.     Conflict of Waiver....................................................................................    39

EXHIBIT A         Form of Borrowing Notice
EXHIBIT B         Investor Representations and Warranties
SCHEDULE 1        List of Proceedings

         VARIABLE FUNDING NOTE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") dated as
                                                          ---------
of December 22, 2000 among:

         (i)    WORLD OMNI FINANCIAL CORP., a Florida corporation (the
                "Servicer");
                 --------

         (ii) WORLD OMNI MASTER OWNER TRUST, a Delaware business trust (the "Issuer");
                      ------

         (iii) PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation, as Conduit Investor ("PARCO");
                                      -----

         (iv) THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Funding Agent for the Investors, as PARCO
                  -----
                  Administrative Agent and as an APA Bank; and

         (v) THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS APA BANKS.

         WHEREAS, the World Omni Master Owner Trust (the "Issuer") and the
                                                          ------
Indenture Trustee are party to an Amended and Restated Indenture dated as of April 6, 2000 and a Series 2000-VFN Supplement, dated as of the date hereof (the "Series Supplement"), which the Servicer has signed as an acknowledging party
 -----------------
(together and as amended, modified and supplemented and in effect from time to time, the "Indenture") pursuant to which the Issuer has authorized and issued
           ---------
its Series 2000-VFN Asset Backed Notes (the "VFNs");
                                             ----

         WHEREAS, the Investors desire to acquire the VFNs; and

         WHEREAS, the Issuer and the Investors, as beneficial owners from time to time of the VFNs, wish to evidence certain agreements relating to, among other things, the right of the Issuer to borrow, repay and reborrow amounts under the VFNs during the Revolving Period (as defined in the Indenture), all as provided in this Agreement and in the Indenture.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.1. Defined Terms. Terms used but not defined herein have the
                  -------------
respective meanings given to such terms in Appendix A to the Trust Sale and
                                           ----------
Servicing Agreement. As used in this Agreement, the following terms have the meanings specified below:

         "Accrual Period" means, initially, the period commencing on (and
          --------------
including) the Closing Date and ending on (and including) the last day of the calendar month in which the Closing Date occurs and, thereafter, each calendar month.

         "Affected Party" means any of the Investors, the Funding Agent, the
          --------------
PARCO Administrative Agent and their respective officers, directors, employees, counsel and other agents.

         "Agent" means the Funding Agent.
          -----

         "APA Bank Percentage" means a fraction expressed as a percentage, the
          -------------------
numerator of which is the portion of the Funded Amount funded by the APA Banks and the denominator of which is the Funded Amount.

         "APA Banks" means Chase and any other financial institution that shall
          ---------
become a party to the Asset Purchase Agreement.

         "Alternate Rate" for any Fixed Period for any Funding Tranche means an
          --------------
interest rate per annum equal to LIBOR for the Accrual Period during which such Fixed Period occurs plus the LIBOR Margin; provided, however, that in the case
                                           --------  -------
of

               (i) any Fixed Period on or prior to the first day of which the Funding Agent shall have been notified by the applicable Conduit Investor or an APA Bank (A) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the applicable Conduit Investor or such APA Bank to fund any Funding Tranche (based on LIBOR) set forth above (and the applicable Conduit Investor or such APA Bank shall not have subsequently notified the Funding Agent that such circumstances no longer exist) or (B) that Funding based on LIBOR is not reasonably available to such Conduit Investor or APA Bank for any reason,

          (ii)   any Fixed Period of one to (and including) 13 days, and

          (iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000,

the "Alternate Rate" for each such Fixed Period shall be an interest rate per
     --------------
annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any day on or after the occurrence and during
             --------------
the continuance of an Event of Default or Early Amortization Event shall be an interest rate equal to 1.0% per annum above the Corporate Base Rate in effect on
                            ---------
such day.

          "Asset Purchase Agreement" means that certain Asset Purchase
           ------------------------
Agreement, dated as of December 22, 2000, by and among PARCO, Chase, as Funding Agent, and the several financial institutions party thereto from time to time, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Bankruptcy Code" means Title 11 of the U.S. Code.
           ---------------

          "Beneficial Owner" means initially PARCO and, to the extent of any
           ----------------
purchase of an interest in, or funding of Variable Funding Advances pursuant to VFNs by the APA Banks, the APA Banks.

          "Borrowing" means a borrowing by the Issuer under the Indenture and
           ---------
this Agreement pursuant to a Variable Funding Advance.

          "Borrowing Request" means a request by the Servicer on behalf of the
           -----------------
Issuer for a Borrowing in accordance with Section 2.03(d).
                                          ---------------

          "Capitalized Interest" means an amount equal to the portion of the
           --------------------
face amount of outstanding Commercial Paper that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest component of maturing Commercial Paper, to the extent that PARCO had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper. For this purpose, the "interest component" of any Commercial Paper equals the excess of the face amount thereof over the net proceeds received by PARCO from issuance of such Commercial Paper, except that if any Commercial Paper is issued on an interest-bearing basis its "interest component" will equal the amount of interest accruing on that Commercial Paper through its maturity date.

          "Chase" is defined in the preamble.
           -----                    ---------

          "Chase Roles" is defined in Section 7.14.
           -----------

          "Closing Date" means the date on which the initial purchase and sale
           ------------
of the VFNs hereunder takes place.

          "Commercial Paper" means the promissory notes issued or to be issued
           ----------------
by PARCO in the commercial paper market.

          "Commitment" means with respect to each APA Bank under this Agreement,
           ----------
as the context requires, (a) the commitment of such APA Bank to make Variable Funding Advances to the Issuer, subject to Section 2.03(b) or to pay the
                                           ---------------
purchase price for any assignment by PARCO, in an aggregate amount not to exceed the amount described in the following clause (b), and (b) the dollar amount set
                                      ----------
forth opposite such APA Bank's name on Annex I to the Asset Purchase Agreement, minus the amount of any reduction of such Commitment pursuant to Section 2.05,
-----                                                            ------------
minus the dollar amount of any Commitment or portion thereof assigned by such
-----
APA Bank to another APA Bank pursuant to the Asset Purchase Agreement, plus the
                                                                       ----
dollar amount of any increase to such APA Bank's Commitment consented to by such APA Bank prior to the time of determination; provided, however, that, except as
                                             --------  -------
otherwise provided in Section 2.07(b), in the event that the Maximum Funded
                      ---------------
Amount is reduced, the aggregate of the Commitments of all the APA Banks shall be reduced in a like amount and the Commitment of each APA Bank shall be reduced in proportion to such reduction.

          "Commitment Expiry Date" means the earliest to occur of (i) the date
           ----------------------
on which the VFNs and all other amounts due and owing to PARCO and the APA Banks under the VFNs and the other Transaction Documents have been indefeasibly paid in full (as certified by the Funding Agent) and the aggregate Commitments have been reduced to zero pursuant to Section 2.5 of the Asset Purchase Agreement, and (ii) the Scheduled Commitment Termination Date.

          "Conduit Assignee" means any commercial paper conduit administered by
           ----------------
Chase or any of its Affiliates and designated by Chase from time to time to accept an assignment from PARCO of all or a portion of its rights and obligations hereunder and as a Beneficial Owner approved by the Servicer.

          "Conduit Investor" means PARCO, a Delaware corporation, and any
           ----------------
Conduit Assignee thereof.

          "Corporate Base Rate" means for any day, a fluctuating interest rate
           -------------------
per annum as shall be in effect from time to time, which rate shall be, on each day, equal to the greater of (a) the rate of interest (or arithmetic mean of the rate of interest) announced in The Wall Street Journal as the "Prime Rate"; and
(b) 0.50% per annum above the latest Federal Funds Rate.

          "CP Rate" for any Accrual Period means a rate per annum equal to the
           -------                                      --- -----
sum of (i) the rate or, if more than one rate, the weighted average of the rates per annum (determined by converting to an interest-bearing equivalent rate per
--- -----
annum) the discount rate (or rates) at which Commercial Paper having a term selected by the Funding Agent and to be issued to fund the purchase of or to maintain such Funding Tranche (or portion thereof) by PARCO may be sold by any placement agent or commercial paper dealer selected by the Funding Agent, as agreed between each such agent or dealer and the Funding Agent, plus (ii) the
                                                                ----
commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper expressed as a percentage of the face amount of such Commercial Paper and converted to an interest-bearing equivalent rate per annum.
                --- -----

          "Day Count Fraction" means, as to any Funding Tranche for any Accrual
           ------------------
Period, a fraction (a) the numerator of which is the number of days in such Fixed Period and (b) the denominator of which is 360 (or, with respect to any Funding Tranche which accrues interest by reference to the Corporate Base Rate, the actual number of days in the calendar year relating to the first day of the applicable Accrual Period).

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default or an Early Amortization Event.

          "Defaulting APA Bank" is defined in Section 2.07(c).
           -------------------                ---------------

          "Excluded Taxes" is defined in Section 5.02(a).
           --------------                --------------

          "Event of Bankruptcy" means, with respect to any Person, (a) that such
           -------------------
Person (i) shall generally not pay its debts as such debts become due or (ii) shall admit in writing its inability to pay its debts generally or (iii) shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, bankruptcy trustee or other similar official for it or any substantial part of its property; or (c) such Person shall take any corporate, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (a) or (b).
          -----------    ---

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Funding Agent on such day on such transactions by three Federal Funds dealers of recognized standing selected by the Funding Agent in its sole discretion.

          "Fee Letter" means that certain letter agreement, dated as of December
           ----------
22, 2000, between the Funding Agent, the Issuer and the Servicer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Fixed Period" means, with respect to any Funding Tranche and any
           ------------
Accrual Period, the portion of that Accrual Period during which that Funding Tranche is outstanding.

          "Funding Agent" means Chase, in its capacity as Funding Agent for the
           -------------
Investors, and any successor thereto appointed pursuant to Section 6.09.
                                                           ------------

          "Funding Agent-Related Person" means the Funding Agent, together with
           ----------------------------
its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respected Affiliates.

          "Funded Amount" is defined in the Indenture.
           -------------

          "Funding Rate" means, with respect to any Fixed Period and any Funding
           ------------
Tranche, (a) to the extent PARCO is funding such Funding Tranche during such Fixed Period, the CP Rate plus the Program Fee Rate, and (b) to the extent the APA Banks are funding such Funding Tranche during such Accrual Period, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year (or a 365/366 day year, in the case of the Corporate Base Rate) and the actual days elapsed) equal to the Alternate Rate.

          "Funding Tranche" means, at any time, each portion of the Funded
           ---------------
Amount allocated to the same Fixed Period and accruing interest by reference to the same Funding Rate at such time.

          "Increased Costs" is defined in Section 5.01(a).
           ---------------                ---------------

          "Indemnified Amounts" is defined in Section 7.04.
           -------------------                ------------

          "Indemnified Parties" is defined in Section 7.04.
           -------------------                ------------

          "Indenture" is defined in the Preamble.
           ---------                    ---------

          "Indenture Trustee" means BNY Midwest Trust Company (successor to
           -----------------
Harris Trust and Savings Bank), an Illinois banking corporation, and its permitted successors and assigns.

          "Investor(s)" means PARCO and/or the APA Banks, as the context may
           -----------
require.

          "LIBOR" means, for any Fixed Period falling in any Accrual Period, the
           -----
rate for one-month deposits in United States dollars for a period equal in length to the Fixed Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Rate Determination Date for such Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for that Rate Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks selected by the Funding Agent at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Accrual Period. The Funding Agent shall request the principal London office of each of the reference banks it selects to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Rate Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the rate for that Rate Determination Date shall be the arithmetic mean of the rates of four reference banks selected by the Funding Agent at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Accrual Period.

          "LIBOR Margin" is defined in the Fee Letter.
           ------------

          "Manager" means Global Securitization Services, LLC, a Delaware
           -------
limited liability company, and its permitted successors and assigns.

          "Maximum Funded Amount" means $150,000,000, as such amount may be
           ---------------------
reduced from time to time pursuant to Section 2.05.
                                      ------------

          "Monthly Interest" means, with respect to any Accrual Period, the sum
           ----------------
of (i) the summation of the amount of interest accrued on each Funding Tranche during the related Fixed Period, determined by multiplying (a) the applicable Funding Rate times (b) the portion of the Funded Amount and any Capitalized
             -----
Interest allocated to such Funding Tranche times (c) the applicable Day Count
                                           -----
Fraction, (ii) any Monthly Interest due but not paid with respect to the prior Accrual Period, plus interest on such unpaid amount calculated as the product of
(x) the weighted average Funding Rate for all Funding Tranches during the most recent Accrual Period, times (y) the amount of such unpaid Monthly Interest,
                       -----
times (z) the Day Count Fraction for Funding Tranches that do not accrue interest by reference to the Corporate Base Rate and (iii) the Unused Fee for that Accrual Period.

          "Moody's" means Moody's Investors Service, Inc., or any successor
           -------
that is a nationally recognized statistical rating organization.

          "Net Investment" means, with respect to each Beneficial Owner at any
           --------------
time, the portion of the Funded Amount held by such Beneficial Owner plus any amounts paid by such Beneficial Owner (if such Beneficial Owner is an APA Bank) to a Conduit Assignee under any assignment by PARCO in respect of accrued and unpaid Monthly Interest.

          "Non-Defaulting APA Bank" is defined in Section 2.07(c).
           -----------------------

          "Non-Renewing Investor Percentage" means, at any time, a fraction,
           --------------------------------
expressed as a percentage, the numerator of which is the portion of the Funded Amount then funded by all non-renewing APA Banks pursuant to Section 2.07 and the denominator of which is the Funded Amount at such time.

          "PARCO" is defined in the Preamble.
           -----                    --------

          "PARCO Administrative Agent" means Chase or an Affiliate thereof, as
           --------------------------
administrator for PARCO, or Chase or an Affiliate thereof, as administrator for any Conduit Assignee.

          "PARCO Percentage" means, on any date of determination, 100% less the
           ----------------
APA Bank Percentage.

          "PARCO Termination Date" means the date of the delivery by PARCO to
           ----------------------
the Issuer of written notice that PARCO elects, in its sole discretion, to commence the amortization of the Net Investment funded by it.

          "Permitted Investments" means highly rated short-term debt or the
           ---------------------
other highly rated liquid investments in which PARCO is permitted to invest cash pursuant to its commercial paper program documents.

          "Pro Rata Share" means, for an APA Bank, (i) the Commitment of such
           --------------
APA Bank divided by the sum of the Commitments of all APA Banks or (ii) if any
         -------
of the Commitments shall have been terminated, its pro rata share of the APA
                                                   --- ----
Bank Percentage of the Funded Amount.

          "Program Fee Rate" means the rate per annum specified in the Fee
           ----------------
Letter.

          "Purchase Price Deficit" is defined in Section 2.07(c).
           ----------------------

          "Rate Determination Date" means, with respect to any Accrual Period,
           -----------------------
the second London business day before the first day of such Accrual Period. For this purpose, a "London business day" means a day (other than Saturday or Sunday) on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

          "Required APA Banks" means, at any time under this Agreement, APA
           ------------------
Banks having Pro Rata Shares in the aggregate at least equal to 66 2/3% or, if the Commitments have been terminated, having at least 66 2/3% of the Net Investment.

          "Scheduled Commitment Termination Date" means December 21, 2001 (as
           -------------------------------------
may be extended for one or more additional periods of time each up to 364 days from time to time in writing by PARCO, the Funding Agent and the APA Banks).

          "Series Supplement" is defined in the Preamble.
           -----------------                    --------

          "Servicer" means World Omni Financial Corp., a Florida corporation,
           --------
and its permitted successors and assigns.

          "Standard & Poor's" or "S&P" means Standard & Poor's, a division of
           -----------------      ---
The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

          "Taxes" is defined in Section 5.02(a).
           -----                ---------------

          "Telerate Page 3750" means the display page designated as such at the
           ------------------
Closing Date on the Bridge Information Systems Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

          "Termination Date" means the earliest to occur of (i) five Business
           ----------------
Days prior to the Commitment Expiry Date, (ii) the last day of the Revolving Period and (iii) the day of the occurrence of a Termination Event.

          "Termination Event" means the occurrence of: (i) an Early Amortization
           -----------------
Event or Event of Default specified in the Indenture and the Series Supplement),
(ii) February 5, 2001, unless each of Moody's and S&P have provided confirmation to the Funding Agent that the credit enhancement underlying the VFNs has an implied rating of at least "A" and (iii) such other occurrences as may be determined as determined by PARCO or APA Banks and agreed to by the Servicer.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Indenture, the Series Supplement, the VFNs, the Asset Purchase Agreement and all other instruments, documents and other agreements executed by the Transferor, the Issuer or the Servicer in connection with any of the foregoing.

     "Trust Sale and Servicing Agreement" means the Amended and Restated Trust
      ----------------------------------
Sale and Servicing Agreement, dated as of April 6, 2000, between the Transferor, Servicer and Issuer, as amended by Amendment No. 1 thereto, dated as of August 11, 2000, as the same may from time to time be further amended, supplemented or otherwise modified and in effect.

     "Unused Fee" is defined in the Fee Letter.
      ----------

     "Unused Fee Rate" is defined in the Fee Letter.
      ---------------

     "Variable Funding Advance" means any advance by a Beneficial Owner under a
      ------------------------
Variable Funding Note pursuant to the Indenture and this Agreement.

     "Variable Funding Increased Cost Amount" means all amounts designated as
      --------------------------------------
such pursuant to Sections 2.03(e), 5.01(a), 5.01(b), 5.02(a), 5.04 and 7.04.
                 ----------------  -------  -------  -------  ----     ----

     "Variable Funding Note Interest" means each undivided interest in the VFNs
      ------------------------------
acquired by PARCO or the APA Banks in connection with the making of Variable Funding Advances by PARCO or the APA Banks pursuant to Section 2.03 or the
                                                       ------------
funding by the APA Banks of any assignment by PARCO.

     "VFNs" is defined in the Preamble.
      ----                    --------

     SECTION 1.02. Terms Generally. All terms defined directly or by
                   ---------------
incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with generally accepted accounting principles;
(b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document);
(e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law refer to that law as amended from time to time and include any successor law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person's successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this
                   ---------------------------
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                  ARTICLE II

                        Purchase of VFNs; the Facility
                        ------------------------------

     SECTION 2.01. Purchase of the VFNs. On the terms and subject to the
                   --------------------
conditions set forth in this Agreement and the Indenture, and in reliance on the covenants, representations, warranties and agreements herein and therein set forth, the Issuer shall issue and cause the Indenture Trustee to authorize and deliver to the Funding Agent, and the Funding Agent shall purchase from the Issuer, the VFNs issued on the Closing Date, on behalf of the Investors. The Funding Agent shall hold the VFNs on behalf of PARCO and the APA Banks in accordance with PARCO Percentage and the APA Bank Percentage, respectively, from time to time. To the extent the Funding Agent holds the VFNs on behalf of the APA Banks, except as otherwise provided in Section 2.07(b), the Funding Agent
                                           ---------------
shall hold the APA Bank Percentage of the Funded Amount on behalf of the APA Banks pro rata in accordance with their respective outstanding portions of the
      --- ----
Funded Amount funded by them; provided that the APA Banks shall not be entitled
                              --------
to any portion of the Unused Fee payable under the Indenture with respect to such portion of the Funded Amount held by the APA Banks. The VFNs so issued shall be dated the Closing Date, registered in the name of the Funding Agent for the benefit of the Investors and duly authenticated in accordance with the provisions of the Indenture. Without limiting any other provision of this Agreement, the issuance of the VFNs and the initial Borrowing thereunder on the Closing Date is subject to the satisfaction of the conditions precedent set forth in Article IV. Upon such issuance and Borrowing, (i) the Funding Agent
         ----------
shall thereby acquire the VFNs, under which the initial Funded Amount shall total the principal amount of the Variable Funding Advance on the Closing Date, and (ii) the Funding Agent and the Investors shall become subject to the terms and conditions set forth in the Indenture including, in the case of PARCO, the sole discretion to fund Borrowings, and, in the case of the APA Banks, the obligation to fund Borrowings pursuant to the terms of the Indenture and Section
                                                                         -------
2.03.
----

     SECTION 2.02. Facility. Subject to the terms and conditions set forth
                   --------
herein, PARCO may make, and the APA Banks, to the extent provided for in Section
                                                                         -------
2.03(a) and Section 2.03(b), shall make or maintain Variable Funding Advances to
-------     ---------------
the Issuer from time to time during the Revolving Period in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Funded Amount.

Within the foregoing limits and subject to the terms and conditions set forth herein and in the Indenture, the Issuer may borrow, repay and reborrow Variable Funding Advances.

     SECTION 2.03. Variable Funding Advances.
                   -------------------------

     (a) Upon the terms and subject to the conditions set forth herein and in the Indenture, the Servicer on behalf of the Issuer may, at its option, submit a Borrowing Request to the Funding Agent, and PARCO may, in PARCO's sole discretion, or the APA Banks shall, prior to the Termination Date, to the extent provided in Section 2.03(b), make or maintain the Variable Funding Advance so
            ---------------
requested. Variable Funding Advances shall be made hereunder on any Advance Date (as such term is defined in the Series Supplement for the Series 2000-VFN Notes). Without limiting any of the foregoing, it is understood that PARCO shall not elect to fund Variable Funding Advances after the PARCO Termination Date and, in any event, after the Termination Date.

     (b) Under no circumstances shall PARCO or any APA Bank be required to make any Variable Funding Advance to the extent that, after giving effect to such Variable Funding Advance and the other Variable Funding Advances to be made by the APA Banks concurrently therewith (i) the Funded Amount would exceed the Maximum Funded Amount or (ii) with respect to any APA Bank, its Pro Rata Share of the APA Bank Percentage of the Funded Amount would exceed its Commitment.

     (c) The aggregate principal amount of all Variable Funding Advances made in respect of any Borrowing (except for any Borrowing in an amount equal to the aggregate then unused Maximum Funded Amount) shall be an integral multiple of $10,000 and at least $ 1,000,000.

     (d) To request a Borrowing, the Servicer will, on behalf of the Issuer, notify the Funding Agent and the Indenture Trustee of such request by telephone or telecopy not later than 1 p.m., New York time, on the Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by telecopy or hand delivery to the Indenture Trustee and the Funding Agent of a written Borrowing Request signed by the Servicer substantially in the form attached hereto as Exhibit A.
                                             ---------

     (e) (i) The Funding Agent will promptly notify PARCO of the Funding Agent's receipt of any Borrowing Request. If the Borrowing Request is received prior to the earlier of the PARCO Termination Date and the Termination Date, PARCO shall instruct the Funding Agent to accept or reject such Borrowing Request by notice given to the Funding Agent by telephone or facsimile by no later than 5 p.m. New York time on the Business Day of such Borrowing Request.

          (ii) Each Borrowing Request shall be irrevocable and binding on the Issuer (except as stated in Section 2.04), and, pursuant to Section 5.01,
                                 ------------                    ------------
     any loss or expense incurred by any Investor, either directly or indirectly as a result of any failure by the Issuer to complete such Borrowing, including any loss (including loss of profit), breakage fee, or expense incurred by the Funding Agent or any Investor, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Investor (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) incurred in order to fund such Borrowing shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (f)  APA Bank's Commitment. At no time will PARCO have any obligation to
          ---------------------
fund any Borrowing, and all Borrowings shall be in PARCO's sole discretion. At all times on and after the PARCO Termination Date, but prior to the Termination Date, all Borrowings shall be made by the Funding Agent on behalf of the APA Banks. At any time when PARCO has rejected a request for a Borrowing, the Funding Agent shall so notify the APA Banks and the APA Banks shall fund such Borrowing, on a pro rata basis, in accordance with their respective Pro Rata
                --- ----
Shares. Notwithstanding anything contained in this Section 2.03(f) or elsewhere
                                                   ---------------
in this Agreement to the contrary, no APA Bank shall be obligated to provide the Funding Agent or the Issuer with funds in connection with a Borrowing in an amount that would result in the portion of the Funded Amount then funded by it exceeding its Commitment then in effect. The obligation of each APA Bank to remit its Pro Rata Share of any such Borrowing shall be several from that of each other APA Bank, and the failure of any APA Bank to so make such amount available to the Funding Agent shall not relieve any other APA Bank of its obligation hereunder.

     SECTION 2.04. Funding of Borrowings. Each Variable Funding Advance to be
                   ---------------------
made hereunder shall be made by PARCO or the APA Banks, as the case may be, on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York time, to the account of the Funding Agent most recently designated by it in writing for such purpose by notice to such Person. Following the receipt by the Funding Agent of sufficient funds from the Investors as aforesaid, the Funding Agent shall remit the Variable Funding Advance in like funds to the Collection Account by 3 p.m. New York time. In addition, unless PARCO has notified the Funding Agent that it will not make a Variable Funding Advance, or an APA Bank has notified the Funding Agent that it does not intend to pay its Pro Rata Share of a Variable Funding Advance, the Funding Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available as set forth in the preceding sentence in reliance upon such assumption. If PARCO declines to make a Variable Funding Advance, or any APA Bank fails to pay its Pro Rata Share of a Variable Funding Advance, the Servicer, on behalf of the Issuer, shall have the right to withdraw that portion of the Borrowing Request which has been unfunded with no penalty for such withdrawal.

     SECTION 2.05. Termination and Reduction of Commitments and Maximum Funded
                   -----------------------------------------------------------
Amount. The Commitments and the Maximum Funded Amount are subject to reduction
------
at any time by written agreement between the Issuer, the Servicer and the Funding Agent on behalf of the APA Banks. Any reduction of the Commitments pursuant to this Section 2.05 shall reduce the Commitments of the APA Banks in
                 ------------
accordance with their respective Pro Rata Shares as set forth in such agreement. Any termination or reduction of the Commitments and the Maximum Funded Amount shall be permanent unless otherwise stated in such agreement.

     SECTION 2.06. VFNs. All Variable Funding Advances made hereunder shall be
                   ----
evidenced by the VFNs and shall be governed by and subject to the Indenture. The Issuer shall cause the Indenture Trustee, in its capacity as Note Registrar under the Indenture, to (subject to and in accordance with the Indenture) maintain as part of the Note Register the Commitment applicable to each Variable Funding Note, the aggregate principal amount of Variable Funding Advances from time to time outstanding in respect of each Variable Funding Note and a copy of the assignment delivered to the Issuer, Servicer and the Indenture Trustee. The sole Holder of the VFNs shall be the Funding Agent which shall hold such Notes for the benefit of PARCO and/or APA Banks.

     SECTION 2.07.  Non-Renewing APA Banks; Defaulting APA Banks.
                    --------------------------------------------

     (a) If, at a time no earlier than 100 days and no later than 70 days prior to Commitment Expiry Date, the Issuer (or the Servicer, on behalf of the Issuer) requests that the APA Banks renew their Commitments hereunder and some but less than all the APA Banks consent to such renewal within twenty-one (21) days of the

Issuer's request, the Issuer may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting APA Bank in accordance with Section 7.01. Any such assignment
                                           ------------
shall become effective on the then-current Commitment Expiry Date. Each APA Bank which does not so consent to any renewal shall cooperate fully with the Issuer in effectuating any such assignment.

          (b) If, at a time no earlier than 100 days and no later than 70 days prior to Commitment Expiry Date, the Issuer (or the Servicer, on behalf of the Issuer) requests that the APA Banks extend the Commitment Expiry Date hereunder and some but less than all the APA Banks consent to such extension within twenty-one (21) days after the request of the Issuer (or the Servicer, on behalf of the Issuer), and if none or less than all the Commitments of the non-renewing APA Banks are assigned as provided in Section 2.07(a), then (without limiting
                                      ---------------
the obligations of all the APA Banks to make Variable Funding Advances and pay any amounts to PARCO under any assignment by PARCO prior to the Commitment Expiry Date in accordance with the terms hereof) PARCO may sell an interest in the Funded Amount hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate amount which would be payable if PARCO assigned its entire interest in the payments on the VFNs at that time under the Asset Purchase Agreement, and (ii) the aggregate available Commitments of the non-renewing APA Banks, which purchase price shall be paid solely by the non-renewing APA Banks, pro rata according to their respective Commitments. Following the payment of such purchase price, (A) the extended Commitment Expiry Date shall be effective with respect to the renewing APA Banks, (B) the Maximum Funded Amount shall automatically be reduced on the then-current Commitment Expiry Date by the aggregate of the Commitments of all non-renewing APA Banks, and (C) this Agreement and the Commitments of the renewing APA Banks shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing APA Banks. Prior to the Termination Date, all amounts which are to be applied in reduction of the Funded Amount, up to the aggregate Funded Amount sold to the non-renewing APA Banks as described above in this subsection, shall be distributed to the non-renewing APA Banks ratably according to the aggregate Variable Funding Note Interests held by them, in reduction of such Variable Funding Note Interests. On and after the Termination Date, each non-renewing APA Bank shall be entitled to receive distributions as otherwise provided herein based on its pro rata share of the Non-Renewing Investor Percentage; provided that all distributions of proceeds on the VFNs
                     --------
thereafter shall be allocated between the non-renewing APA Banks and the other Investors in accordance with the Non-Renewing

Investor Percentage and the APA Bank Percentage, respectively. When (after the expiration of the Commitments of the non-renewing APA Banks) the aggregate of the Variable Funding Note Interests described above in this subsection shall have been reduced to zero and all accrued interest allocable thereto and all other amounts owing to such APA Banks hereunder shall have been paid to such APA Banks in full, then such APA Banks shall cease to be parties to this Agreement and the Asset Purchase Agreement for any purpose.

     (c) If, by 2:00 p.m. (New York time), whether or not the Funding Agent has advanced the amount of the applicable Variable Funding Advance, one or more APA Banks (each, a "Defaulting APA Bank", and each APA Bank other than a Defaulting
                -------------------
APA Bank being referred to as a "Non-Defaulting APA Bank") fails to make
                                 -----------------------
available to the Funding Agent either its Pro Rata Share of the Variable Funding Advance required under Section 2.03 (the aggregate amount not so made available
                       ------------
to the Funding Agent being herein called the "Purchase Price Deficit"), then
                                              ----------------------
upon notice from the Funding Agent, each Non-Defaulting APA Bank shall promptly pay, by no later than 3:00 p.m. (New York time) to the Funding Agent, in immediately available funds at an account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Banks's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its unused Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent for the ratable benefit of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per
                                                                           ---
annum equal to the sum of the Corporate Base Rate, plus 2.00% per annum. It is
-----                                              ----       --- -----
understood and agreed that this Section 2.07(c) shall in no manner relieve any
                                ---------------
APA Bank of its obligation to fund any Variable Funding Advance hereunder, subject to the conditions of the Agreement.

     SECTION 2.08. Calculation of Monthly Interest. No later than three (3)
                   -------------------------------
Business Days preceding the Determination Date for each Payment Date, the Funding Agent shall calculate, for the applicable Accrual Period, the Monthly Interest. The Funding Agent shall report the amount of such Monthly Interest to the Servicer and the Indenture Trustee on the same day such amount is calculated.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

     SECTION 3.01.  Representation and Warranties.
                    -----------------------------

     (a) Each of the Servicer (in all of its capacities under the Transaction Documents) and the Issuer, severally and for itself alone, hereby makes all of the representations and warranties made by it in the Indenture, for the benefit of the Investors, as of the Closing Date and (except where otherwise specified in the Indenture) as of each date in respect of which the Issuer has requested a Variable Funding Advance, and each of the Investors shall rely on such representations and warranties in entering into this Agreement and funding Variable Funding Advances. Each of the Servicer and the Issuer, severally and for itself alone, further represents and warrants to the Funding Agent, PARCO and the APA Banks as to itself as of the date on which this Agreement becomes effective (as set forth in Section 7.05) and as of the date of each Borrowing
                           -------------
that:

          (i) It is a corporation or business trust duly organized and validly existing under the laws of the jurisdiction of its incorporation.

          (ii) it has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

          (iii) The execution, delivery and performance of this Agreement does not violate or conflict with any law applicable, any provision of its formation documents, any order or judgment of any court or other agency of government applicable to it, or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

          (iv) All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (vi)  Except as described in Schedule 1 hereto, there is not pending
                                       ----------
     or, to its knowledge, threatened against it, or against any Affiliate, any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

          (vii) No Event of Default or Early Amortization Event or event that with notice, the passage of time or both, would become an Event of Default or an Early Amortization Event under the Indenture has occurred and is continuing and all conditions precedent to the execution of the Series Supplement and the issuance of the VFNs on its part have been complied with.

     (b) Each of PARCO and Chase, as APA Bank, hereby makes the representations and warranties as set forth in Exhibit B.
                               ---------

     SECTION 3.02. Information from the Servicer. So long as the Funding Agent
                   -----------------------------
is the registered Holder of any VFNs for the benefit of PARCO and/or the APA Banks, the Servicer will furnish to the Funding Agent:

     (a) each Payment Date Statement (as defined in the Trust Sale and Servicing Agreement) at the time of delivery thereof to the Indenture Trustee pursuant to the Indenture and such information, documents, records or reports respecting the VFNs, the assets securing such VFNs (if any) and any other information relating to the Indenture and other documents related to the VFNs as the Funding Agent may from time to time reasonably request without unreasonable expense to the Servicer; and

     (b) such publicly available information, documents, records or reports respecting the Servicer, the Transferor and the Issuer or the condition or operations, financial or otherwise of the Servicer, the Transferor and the Issuer as the Funding Agent may from time to time reasonably request.

     SECTION 3.03.  Reaffirmations of Issuer and Servicer. Each of the Issuer
                    -------------------------------------
and Servicer (in all of its capacities under all of the Transaction Documents) hereby remakes and reaffirms all of the representations, warranties and covenants made by it under the Transaction Documents for the benefit of the Investors.

     SECTION 3.04.  Amendments.
                    ----------

     (a) Issuer will not make, or permit any Person to make, any material amendment, modification or change to, or provide any material waiver under any Transaction Document without the prior written consent of the Funding Agent. Issuer will provide notice to the Funding Agent of any material amendment, modification or change to, or waiver under, the Transaction Documents.

     (b) If, in order to obtain favorable credit ratings of any other series of notes issued under the Indenture, the Issuer is required to enhance the credit protections for the holders of such notes in any way that does not also apply to the Series 2000-VFN Notes, then the Issuer shall notify the Series 2000-VFN Holders of such enhanced protections (other than a higher Subordination Factor commensurate with the rating on those notes) and offer the same protections to the Series 2000-VFN Holders.

                                  ARTICLE IV

                                  Conditions
                                  ----------

     SECTION 4.01.  Conditions Precedent to Initial Purchase.  On the Closing
                    -----------------------------------------
Date:

          (i) the Funding Agent shall have received fully executed counterparts of such legal opinions as the Funding Agent shall reasonably request;

          (ii) each of the following statements shall be true, and the Issuer, by issuing the VFNs on the Closing Date shall be deemed to have represented that:

               (A) all representations and warranties made by the Issuer in the Transaction Documents are true and correct in all material respects, as if repeated on the Closing Date with respect to the facts and circumstances then existing;

               (B) the Indenture and each other Transaction Document is in full force and effect; and

               (C) after making the initial Borrowing, no Default, Event of Default or Early Amortization will exist;

          (iii) Moody's and S&P each shall have delivered its rating letter which shall have affirmed the Commercial Paper a rating of "P-1" in the case of Moody's, and of "A-1" (or better) in the case of S&P;

          (iv) each Transaction Document shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Funding Agent and shall constitute the legal, valid and binding obligation of each party thereto;

          (v) the VFNs shall have been duly executed by the Issuer, authenticated by the Indenture Trustee, delivered to the Funding Agent and registered in the name of the Funding Agent for the benefit of the Investors;

          (vi) all other documents and opinions reasonably requested by the Funding Agent and in form and substance satisfactory to the Funding Agent shall have been delivered: and

          (vii) the Issuer shall have paid the closing fee as such fee is specified in the Fee Letter.

     SECTION 4.02.  Each Variable Funding Advance. The obligation of the APA
                    -----------------------------
Banks to make a Variable Funding Advance on the occasion of any Borrowing (including through the purchase of the VFNs on the Closing Date) pursuant to
Article II is subject to the satisfaction of each of the following conditions:

     (a) At the time of such Borrowing, the representations and warranties made or deemed made by the Issuer pursuant to the Indenture or this Agreement on the Closing Date (including any made in any officers' certificates delivered pursuant thereto) are true and correct as if made as of the time of such Borrowing, and the Issuer is not in a state of Default, Event of Default or Early Amortization under any of the provisions of this Agreement.

     (b) At the time of such Borrowing, the Revolving Period shall not have ended and the Commitment Expiry Date shall not have occurred.

     (c) After giving effect to such Borrowing, the aggregate principal amount of outstanding Variable Funding Advances will not exceed the Maximum Funded Amount.

     (d)  The Termination Date has not occurred.

     (e)  The Funding Agent shall have received a Borrowing Request pursuant to
Section 2.03.
------------

     (f) At the time of and immediately after giving effect to such Borrowing, no Early Amortization Event or Event of Default shall have occurred and be continuing or would result from such Borrowing.

     (g) Except as the Investors shall otherwise agree, no such Borrowing may be made if, after giving effect to the requested Borrowing there would have been Borrowings made on more than four (4) different days during any calendar month.

     (h) After giving effect to such Borrowing, (i) the Pool Balance shall not be less than the Required Pool Balance, (ii) the Available Subordinated Amount shall not be less than the Required Subordinated Amount and (iii) the amount on deposit in the Reserve Fund shall not be less than the Reserve Fund Required Amount.

     (i) At the time of and immediately after giving effect to such Borrowing, the Funded Amount, the Series Allocation Percentage and the Floating Allocation Percentage shall increase to the extent provided for in the Series Supplement and in the Indenture.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the matters specified in paragraphs
                                                                 ----------
(a)-(h) of this Section 4.02.
-------         ------------

                                   ARTICLE V

                           Covenants of the Servicer
                           -------------------------

     SECTION 5.01.  Funding Costs.
                    -------------

     (a)  Increased Costs. If, due to either (i) the introduction after the date
          ---------------
hereof of, or any change after the date hereof in or in the interpretation of, any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Affected Party after the date hereof with any request or directive issued after the date hereof of (whether or not having the force of law) any such governmental authority, central bank or comparable agency, and, as a result of any of the events set forth in the above clauses (i)
                                                                     -----------
and (ii), (x) there shall be any material increase in the cost to an Affected
    ----
Party in maintaining its commitment under this Agreement or making a Variable Funding Advance under this Agreement, (y) any Affected Party is subjected to any charge or withholding on its obligations hereunder, or on or with respect to the VFNs or the Collateral Loans or any amount payable to any Affected Party hereunder, under the Indenture, or changes in the basis of taxation of payments to any Affected Party in connection with any of the foregoing (except for changes in the rate of tax on overall net income of any Affected Party) (collectively, "Increased Costs"), then such Increased Costs shall be included
                ---------------
in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture on the next Payment Date after such Affected Party shall have provided notice to the Funding Agent (and the Funding Agent shall have provided notice to the Servicer) of such Increased Cost; provided, however, that no amount shall be
                                      --------  -------
included in the Variable Funding Increased Cost Amount pursuant to this Section
                                                                        -------
5.01(a) with respect to any period commencing more than sixty (60) days before
-------
delivery of such notice to Servicer. A certificate setting forth in reasonable detail the computation of the amount of such Increased Costs (which increase in cost shall be determined by such Affected Party's reasonable allocation of the aggregate of such cost increases resulting from such event), submitted to the Funding Agent by such Affected Party and to the Servicer by the Funding Agent, shall be conclusive and binding for all purposes, absent manifest error.

     (b)  Increased Capital.  If either (i) the introduction after the date
          -----------------
hereof of, or any change in or in the interpretation after the date hereof of, any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) the compliance by an Affected Party with any guideline or request from any governmental authority, central bank or comparable agency regarding capital adequacy issued after the date hereof (whether or not having the force of law), has or would have the effect of materially reducing the rate of return on such Affected Party's capital as a consequence of such Affected Party's commitment under this Agreement or the making of Variable Funding Advances to a level below that which such Affected Party could have achieved but for such introduction, change, interpretation or compliance, then the Servicer shall, from time to time, cause the Issuer to pay to the Funding Agent for the benefit of such Affected Party on the next Payment Date after such Affected Party shall have provided notice to the Funding Agent (and the Funding Agent shall have provided notice to the Servicer) of such reduction, additional amounts sufficient to compensate such Affected Party for such reduction; provided, however, that no amount shall be payable by the Issuer
                --------  -------
pursuant to this Section 5.01(b) with respect to any period commencing more than
                 ---------------
sixty (60) days before delivery of such notice to Servicer; and provided,
                                                                --------
further, that such additional amounts shall be payable solely in accordance with
-------
the Indenture. A certificate setting forth in reasonable detail the computation of the amount of such reduction (it being understood that the reduction in return allocable hereunder shall be determined by such Affected Party's reasonable allocation of the aggregate of reductions in return on capital resulting from such event) and the basis therefor, submitted to the Funding Agent by such Affected Party and to the Servicer by the Funding Agent, shall be conclusive and binding for all purposes, in the absence of manifest error. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (c)  Breakage Fees. If either (a) any Investor shall receive payment of
          -------------
principal with respect to its Variable Funding Note Interest, or any assignment by PARCO to the APA Banks pursuant to Section 2.01 of the Asset Purchase Agreement occurs, on any day other than a Payment Date, or (b) any Investor shall have suffered any loss or expense as a result of a default by the Issuer in effecting a Variable Funding Advance on the scheduled date therefor after having submitted a Borrowing Request to the Funding Agent in accordance with
Section 2.03, then in either case, the Issuer shall, on the Payment Date after
------------
demand therefor from the Funding Agent, cause the Issuer to pay the Funding Agent for the benefit of such

Investor for any resulting loss or expense incurred by such Investor including any loss incurred in obtaining, liquidating or employing deposits from third parties; provided, that such Investor shall have delivered to the Funding Agent
         --------
and the Funding Agent shall have delivered to the Issuer, on or prior to the date on which the Funding Agent demanded reimbursement for such costs, a certificate as to the amount of such loss or expense and showing, in reasonable detail, the calculation, which calculation shall conform to Section 5.01(d)
                                                            ---------------
hereunder, when applicable, made by such Investor to determine the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (d)  Calculation of Breakage Fees. If on any Pay Down Date the Issuer pays
          ----------------------------
PARCO a principal payment which exceeds the amount of Commercial Paper which PARCO can repay using the proceeds of repayment (taking into account other funds received by PARCO on that day), then the Investor shall invest the excess proceeds in Permitted Investments and the Breakage Fee which the Investor may charge the Issuer shall be the difference between the CP Rate and the investment rate for such excess funds.

     SECTION 5.02.  Taxes on Payments. (a) All payments made under this
                    -----------------
Agreement to an Affected Party shall, to the extent allowed by law, be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (hereinafter "Taxes"), excluding (A) franchise taxes (in
                                     -----
lieu of income taxes) or any other tax upon or measured by the overall net income of such Affected Party and (B) any Taxes that would not have been imposed but for the failure of such Affected Party to provide and keep current to the extent permitted by law any certification or other documentation required to qualify for an exemption therefrom or reduction in rate thereof or required by this Agreement to be furnished by such Affected Party (all such excluded Taxes hereinafter "Excluded Taxes"). In the event that any withholding or deduction
             --------------
from any payment made hereunder is required in respect of any Taxes (other than Excluded Taxes) then the Servicer shall:

          (i) cause the Issuer to pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Funding Agent an official receipt or other documentation satisfactory to the Funding Agent evidencing such payment to such authority; and

          (iii) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received has not such withholding or deduction been required.

     Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes (other than Excluded Taxes) and the Issuer will promptly pay such additional amounts (including any penalties, interests or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including Taxes on such additional amount) shall equal the amount of such recipient would have received has such Taxes not been asserted.

     If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Issuer shall cause the Issuer to indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of such failure. Any amounts payable under this Section 5.02 shall constitute Variable Funding Increased Cost Amounts (upon
     ------------
notice of such loss given to the Servicer by the party suffering such loss) and shall be payable as provided in the Indenture.

     (b)  The agreements in this Section 5.02 shall survive the termination of
                                 ------------
this Agreement and the payment of all amounts payable hereunder.

     SECTION 5.03.  Limited Recourse to Issuer. Notwithstanding anything to the
                    --------------------------
contrary contained in this Agreement, the obligations of the Issuer under this Agreement are solely the obligations of the Issuer and shall be payable solely in accordance with the Indenture. The Owner Trustee shall have no liability for the obligations of the Issuer hereunder, and no recourse shall be had against the Owner Trustee, in its individual capacity, or any stockholder, employee, officer, director or beneficial owner of the Owner Trustee, for any obligation, covenant or agreement of the Issuer or any other claim against the Issuer.

     SECTION 5.04.  Costs, Expenses and Taxes. In addition to the rights of
                    -------------------------
indemnification granted under Section 7.04 hereof, the Servicer agrees to pay on
                              ------------
demand all costs and expenses in connection with (x) any amendment, waiver or modification of this Agreement, the VFNs, any other Transaction Document or related agreements in each case requested by the Issuer, the Servicer or their respective agents and advisors, (y) advice to the Indemnified Parties in respect of their rights and remedies under or in connection with this Agreement, the VFNs, or any other Transaction Document, in connection with any circumstance that could reasonably be expected to adversely affect their interests therein (including any attempted restructuring or "workout" of the liabilities of the Issuer), and (z) the enforcement of this Agreement, the VFNs and the other Transaction Documents. Such costs and expenses include in each case reasonable attorneys' fees for the Indemnified Parties. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the party suffering such loss) and paid pursuant to the Indenture.

                                  ARTICLE VI

                               The Funding Agent
                               -----------------

     SECTION 6.01.  Limitation of Liability. Notwithstanding any provision of
                    -----------------------
this Agreement: (i) the Funding Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including counsel for PARCO and the APA Banks), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to PARCO or the APA Banks for any statements, warranties or representations made in or in connection with this Agreement, or the other Transaction Documents, (c) shall not be responsible to PARCO or the APA Banks for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of PARCO under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     SECTION 7.01. Assignment. (a) This Agreement shall be binding on the
                   ----------
parties hereto and their respective successors and assigns; provided, however,
                                                            --------  -------
that the Issuer may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Funding Agent and a confirmation from each of Moody's and S&P that such an assignment would not lead to a downgrade or a withdrawal of their respective ratings of the Commercial Paper. Except as provided in paragraph (b) and paragraph (d) below, no provision
                             -------------     -------------
of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer any portion of its Variable Funding Note Interests, provided that any such transfer shall be in accordance with the terms of the Indenture.

     (b) Any APA Bank may assign all or any portion of its Commitment and its Variable Funding Note Interests and its other rights and obligations hereunder to any Person with the written approval of the PARCO Administrative Agent (on behalf of PARCO), the Servicer and the Funding Agent. Any such assignment shall be made in accordance with the terms of the Asset Purchase Agreement (with notice to the Issuer, the Indenture Trustee and the Servicer), and each assignee shall, upon effectiveness of any assignment, make the representations and warranties set forth on Exhibit B hereto.
                        ---------

     (c) Without limiting the foregoing, PARCO may, from time to time, with prior or concurrent notice to the Servicer and the Indenture Trustee, in one transaction or a series of transactions, assign all or a portion of its Variable Funding Note Interests and its rights and obligations under this Agreement and any other Transaction Document to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by PARCO to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative agent for such Conduit Assignee will act in the same capacity with respect to such Conduit Assignee as the PARCO Administrative Agent acts hereunder with respect to PARCO, with all corresponding rights and powers, express or implied, granted to the PARCO Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to PARCO herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of PARCO's obligations, if any, hereunder or any other Transaction Document, and PARCO shall be released from such obligations, in each case to the extent of such assignment, and the obligations of PARCO and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the assigned Variable Funding Note Interests shall be made to the applicable agent or PARCO Administrative Agent, as applicable, on behalf of PARCO and such Conduit Assignee on a pro rata basis according to their
                                     --- ----
respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, (vii) if requested by the Funding Agent or PARCO Administrative Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent or such PARCO Administrative Agent may reasonably request to evidence and give effect to the foregoing and (viii) such Conduit Assignee makes the representations and warranties set forth in Exhibit B
                                                               ---------
attached hereto by delivering to the Servicer and the Indenture Trustee a certification in the form of Exhibit B. No assignment by PARCO to a Conduit
                             ---------
Assignee of all or any portion of the Funded Amount shall in any way diminish the related APA Banks' obligation under Section 2.03 to fund any Advance not
                                        ------------
funded by PARCO or such Conduit Assignee or to acquire from PARCO or such Conduit Assignee all or any portion of the Net Investment pursuant to Section
                                                                      -------
2.07.
----

     (d) Each of the Servicer and the Issuer hereby agrees and consents to the assignment by PARCO from time to time of all or any part of its rights under, interest in and title to this Agreement and the VFNs to any APA Bank pursuant to the Asset Purchase Agreement.

     SECTION 7.02. Notices. Except in the case of notices and other
                   -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopy, as follows:

         if to the Transferor, at its address or telecopy number set forth in the Indenture:

         if to PARCO:
                  Park Avenue Receivables Corporation
                  c/o Global Securitization Services, LLC
                  114 West 47/th/ Street, Suite 1715
                  New York, New York 10036
                  Attention: President
                  Telephone: (212) 302-5151
                  Fax: (212) 302-8767

         if to the Funding Agent:
                  The Chase Manhattan Bank
                  450 West 33/rd/ Street, 15/th/ Floor
                  New York, New York  10001
                  Attention: PARCO Administration, CMFS
                  Telephone: (212) 946-2748
                  Fax: (212)946-8098

         if to the Servicer:
                  World Omni Financial Corp.
                  190 NW 12/th/ Avenue
                  Deerfield Beach, Florida 33442
                  Attention: Patrick C. Ossenbeck
                  Telephone: (954) 429-2599
                  Fax: (954)429-2685

If to the APA Banks, to the Funding Agent at the address specified above. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 7.03.  Waivers; Amendments.
                    -------------------

     (a) No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by Section 7.03(b) and the Indenture, and then such
                           --------------
waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Without limiting the generality of the foregoing, the making of a Variable Funding Advance shall not be construed as a waiver of any Default, regardless of whether the Indenture Trustee, PARCO or any APA Bank may have had notice or knowledge of such Default at the time. Notice of any waiver, amendment or modification whatsoever shall be given to the appropriate Rating Agencies and no material waiver, amendment or modification shall take effect until the Funding Agent has received confirmation from each Rating Agency that such waiver, amendment or modification will not result in a downgrade or withdrawal of such Rating Agency's rating of the Commercial Paper.

     (b) Any provision of the Agreement may be amended or waived as to the Issuer if, but only if, it is in writing and signed by the Issuer and as to the Funding Agent, PARCO and the APA Banks, if, but only if, it is in writing and signed by the Funding Agent, PARCO and the Required APA Banks. Any consent or other election or action to be taken by the Beneficial Owners of the VFNs pursuant to the Indenture shall be taken by the Funding Agent as registered Holder thereof, in each case with the consent of the Required APA Banks.

     (c) No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which the Issuer is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of any party hereto unless such party has given its written consent to such waiver, amendment or modification.

     (d) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     SECTION 7.04. Indemnities by the Issuer. Without limiting any other rights
                   -------------------------
which the Investors, the Funding Agent, the PARCO Administrative Agent and any successors and permitted assigns and their respective officers, directors, employees, counsel and agents (collectively, the "Indemnified Parties") may have
                                                  -------------------
hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, reasonable costs and expenses, including reasonable attorneys' fees (which attorneys may be employees of the Investors, the Funding Agent or the PARCO Administrative Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them
                -------------------
in any action or proceeding between the Issuer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of the inaccuracy of any representation or warranty made hereunder or the failure of the Issuer to comply with any term or provision of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by any Investor of a Variable Funding Note or any of the other transactions contemplated hereby or thereby, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or any actual or alleged breach of law or regulation caused by and applicable to such Indemnified Party and not the Issuer or Affiliates thereof or any actual or alleged breach by such Indemnified Party of a contract between such Indemnified Party and a third party. If the Indemnified Parties retain more than one law firm in connection with the matters described in this Section 7.04,
                                                                   ------------
the Indemnified Amounts shall include the attorneys' fees and expenses of only one such law firm identified from time to time by the Indemnified Parties for reimbursement under this Section 7.04 as Indemnified Amounts. Any Indemnified
                         ------------
Amounts payable hereunder shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the party suffering such loss) and paid pursuant to the Indenture.

     SECTION 7.05. Survival. All covenants, agreements, representations and
                   --------
warranties made by the Issuer and the Investors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Variable Funding Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Indenture Trustee, PARCO, the Issuer or any APA Bank may have had notice or knowledge of any Default, Event of Default or Early Amortization Event or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Variable Funding Note or any amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

     SECTION 7.06. Counterparts; Integration; Effectiveness. This Agreement may
                   ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Indenture, the Series Supplement, the Asset Purchase Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become
                               ------------
effective when it shall have been executed by each of the parties hereto and when the VFNs shall have been issued to and receipted for by the Funding Agent, and thereafter the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 7.07. Severability. Any provision of this Agreement held to be
                   ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process;
                   -----------------------------------------------------------
Waiver of Jury Trial Right.
--------------------------

     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     (b) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Indenture Trustee or any Beneficial

Owner may otherwise have to bring any action or proceeding relating this Agreement against the Issuer or its properties in the courts of any jurisdiction.

     (c) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section
                                                                         -------
7.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest
-------
extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.02. Nothing in this Agreement
                                      ------------
will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

     SECTION 7.09. No Bankruptcy Petition against the Issuer or PARCO. Each of
                   --------------------------------------------------
the Investors, the Funding Agent and the PARCO Administrative Agent hereby covenants and agrees that, prior to the date which is one year and one day (or the then applicable preference period) after the payment in full of all outstanding rated indebtedness of the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any proceeding of a type referred to in the definition of Event of Bankruptcy. Each of the Investors, the Funding Agent, the PARCO Administrative Agent, the Servicer and the Issuer hereby covenants and agrees that, prior to the date which is one year and one day (or the then applicable preference period) after the payment in full of all outstanding Commercial Paper or other rated indebtedness of PARCO, it will not institute against, or join any other Person in instituting against, PARCO any proceeding of a type referred to in the definition of Event of Bankruptcy.

     SECTION 7.10. Benefits of Indenture. The Issuer hereby acknowledges and
                   ---------------------
confirms that each representation, warranty, covenant and agreement made pursuant to the Indenture by the Issuer to the Indenture Trustee is also made herein, all for the benefit and security of the Investors, the Funding Agent and the PARCO Administrative Agent.

     SECTION 7.11. Headings. Article and Section headings and the Table of
                   --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 7.12. No Recourse Against PARCO, etc. (a) Notwithstanding anything
                   -------------------------------
to the contrary contained herein or in the other Transaction Documents, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are received by or are available to PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

        No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of PARCO, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of PARCO, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person
                --------
from any liability it might otherwise have as a result of its own misrepresentation, bad faith or willful misconduct or as a result of fraudulent actions taken or omissions made by it. The provisions of this Section 7.12 shall survive termination of this Agreement.

          (b) Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against PARCO or its assets.

     SECTION 7.13. Waiver of Confidentiality. The Issuer hereby consents to the
                   ------------------------
disclosure of any non-public information with respect to it received by the Funding Agent, any Investor or the PARCO Administrative Agent to any other Investor or potential Investor, the Funding Agent, any nationally recognized statistical rating organization rating PARCO's Commercial Paper, any dealer or placement agent of or depositary for PARCO's Commercial Paper, the PARCO Administrative Agent or any of such Person's counsel or accountants in relation to this Agreement or any other Transaction Document.

     SECTION 7.14. Conflict Waiver. Chase acts as Funding Agent and APA Bank
                   ---------------
hereunder, as administrative agent, depositary and placement agent for PARCO, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "Chase Roles"). Each of the parties hereto
                                   -----------
hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as an APA Bank and as Funding Agent and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate

         IN WITNESS WHEREOF, the parties hereto have caused this Variable Funding Note Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            PARK AVENUE RECEIVABLES
                                             CORPORATION, as Conduit Investor

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            WORLD OMNI FINANCIAL CORP., as
                                            Servicer


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            WORLD OMNI MASTER OWNER TRUST, as
                                            Issuer

                                            By: Chase Manhattan Bank USA,
                                            National Association, not in its
                                            individual capacity, but solely as
                                            Owner Trustee

                                            By:
                                               ---------------------------------
                                               Name
                                               Title:

                                            THE CHASE MANHATTAN BANK, as
                                             Funding Agent

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            THE CHASE MANHATTAN BANK, as
                                             as APA Bank

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                           FORM OF BORROWING REQUEST

                                                                          [Date]

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

Dear Sir or Madam:

         WORLD OMNI MASTER OWNER TRUST (the "Issuer"), hereby provides written
                                             ------
confirmation of the Borrowing Request made by telephone to [name of officer] of The Chase Manhattan Bank ("Chase") at approximately [______] [am/pm] on [date]
                           -----
pursuant to Section 2.03(d) of the Variable Funding Note Purchase Agreement,
            ---------------
dated as of December __, 2000 (as amended, the "Variable Funding Note Purchase
                                                ------------------------------
Agreement") among the issuer, Park Avenue Receivables Corporation, Chase as
----------
Funding Agent and PARCO Administrative Agent and the APA Banks that may be party thereto from time to time. Terms defined in, or incorporated by reference into, the Variable Funding Note Purchase Agreement are used herein with the same meanings.

         1.   Issuer hereby confirms:

              .   the aggregate amount of the requested Borrowings is $[____]

              .   the date of this Borrowing request is [_____]

              .   the proposed Borrowing Date is [_____].


         2.   Issuer hereby certifies that each of the conditions set forth in
Section 4.02 of the Variable Funding Note Purchase Agreement and the Indenture
------------
is met as of the date hereof.

         The foregoing is provided to Chase as Funding Agent with respect to PARCO and the APA Bank. Capitalized terms used herein have the meanings ascribed thereto in the Variable Funding Note Purchase Agreement.

                                       Very truly yours.


                                       WORLD OMNI MASTER OWNER TRUST, as Issuer



                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B


                     Investor Representations and Warranties
                     ---------------------------------------


         PARCO, each Conduit Assignee and each APA Bank (herein, a "purchaser")
                                                                    ---------
represents and agrees, for the benefit of each party to the Variable Funding Note Purchase Agreement, as follows, in the case of PARCO, and The Chase Manhattan Bank ("Chase") as an APA Bank, as of the Closing Date, in the case of
                 -----
each other APA Bank as of the date of execution and delivery of its Assignment and Assumption Agreement and in the case of each Conduit Assignee as of the date of assignment thereto pursuant to Section 7.01(c) (Capitalized terms used herein
                                  --------------
have the meanings ascribed to them in the Variable Funding Note Purchase Agreement except that terms used below that are defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") or in Regulation S
                                         --------------
under the Securities Act are used herein as defined therein):

     1. The purchaser either (i)(A) is a qualified institutional buyer, (B) is aware that the assignment of an interest in the Variable Funding Notes (the "VFNs") to it (other than on the Closing Date by the Issuer) is being made in
 ----
reliance on the exemption from registration provided by Rule l44A under the Securities Act and (C) is acquiring its interest in VFNs for its own account or for one or more accounts, each of which is a qualified institutional buyer and as to each of which the purchaser exercises sole investment discretion, and in a principal amount of not less than $U.S. 1,000,000 in each case for the purchaser and for each such account or (ii) is not a U.S. person and is purchasing the VFNs pursuant to Rule 903 or 904 of Regulation S. The purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the VFNs, and the purchaser and any accounts for which it is acting are each able to bear the economic risk and reduced liquidity of the purchaser's or of its investment.

     2. The purchaser understands that the VFNs are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. The VFNs have not been and will not be registered under the Securities Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the VFNs, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Notes described below. The purchaser acknowledges that no representation is made by the Issuer as to the availability of any exemption under the Securities Act or any state securities laws for resale of the VFNs.

     3. The purchaser is not purchasing the VFNs with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The purchaser understands that an investment in the VFNs involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The purchaser has had access to such financial and other information concerning the Issuer and the VFNs as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the VFNs, including an opportunity to ask questions of and request information from the Issuer and the Servicer.

     4. The purchaser understands that the VFNs will bear the legend set forth below. Before any interest in a certificated Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Global Note, the Issuer will be required to provide the Indenture Trustee with a written certification (in the form provided in the Indenture) as to compliance with the transfer restrictions. Before any interest in a restricted global note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Regulation S global note, or vice versa, the Issuer will be required to provide the Indenture Trustee with a written certificate (in the form provided in the Indenture) as to compliance with the transfer restrictions.

     5. The VFNs will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

     THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT
     (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION (EXCEPT THE INITIAL SALE BY THE ISSUER) MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A. SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE

         904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000 FOR THE PURCHASER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING, SUBJECT TO SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN EXHIBIT A
                                                                      ---------
         OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE. NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST, IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

         6. The purchaser will not, at any time, offer to buy or offer to sell the VFNs by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice of other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

                                  Schedule 1
                                  ----------

                              List of Proceedings
                              -------------------


         JM Family Enterprises, Inc. ("JMFE") and its subsidiaries (which include World Omni) are included in the Internal Revenue Service ("IRS") coordinated industry program. JMFE and its subsidiaries recently brought to closure the review of the 1990-1994 consolidated tax returns by reaching a settlement with the IRS.

         As part of the IRS' regular examination of JMFE's 1995 B 1997 consolidated federal income tax returns, the IRS is again reviewing the transactions relating to retail lease contracts as well as other positions that were taken on the tax returns. Specifically, the IRS is considering treating the origination trust and each securitization trust created for those transactions as an association taxable as a corporation rather than a trust for federal income tax purposes. In connection with each transaction, World Omni received an opinion of counsel to the effect that neither the origination trust nor the relevant securitization trusts would be treated as an association taxable as a corporation for federal income tax purposes. While the IRS has not yet formally proposed any changes to JMFE's tax returns for 1995 B 1997, management believes that a challenge by the IRS with respect to the securitizations would be unsuccessful; however, we cannot assure you of this result.

         Management intends to vigorously defend its positions and believes that the ultimate resolution of all of the issues will not have a material adverse effect on JM Family Enterprises' or World Omni's operations and financial condition. However, if the IRS were to prevail on certain of these issues, it could have a material adverse effect on JM Family Enterprises' or World Omni's operations and financial condition. Nevertheless, management believes that, even if the IRS were to prevail on all of these issues it would not result in any material impairment of World Omni's ability to perform its obligations and duties. Management cannot, however, assure you of this result.